EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of April 11, 2007, by and among VIRAGEN, INC., a Delaware corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) or Rule 903 of Regulation S under the 1933 Act.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell (the “offering”) to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to Three Million Dollars ($3,000,000) of Units each Unit consisting of one share of Series K 18% Cumulative Convertible Preferred Stock of the Company (“Preferred Stock”) at a stated value of $100.00 per Unit (the “Purchase Price”) which shall be convertible into shares of the Company’s common stock, $.01 par value (the “Common Stock”) at a conversion price of $0.10 per share subject to the rights and preferences described in the form of Certificate of Designation, Preferences and Rights (“Certificate of Designation”), and common stock purchase warrants (the “Warrants”) to purchase 500 shares of Common Stock (the “Warrant Shares”) (the “Units”). The Preferred Stock, shares of Common Stock issuable upon conversion of the Preferred Stock (the “Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” The Company reserves the right to pay up to 3% of the gross proceeds of the offering to one or more finders who introduced Subscribers to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1. Purchase of Preferred Stock. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Closing Date” (as defined in Section 2), each Subscriber shall purchase and the Company shall sell to each Subscriber the Units having the Stated Value set forth on the signature page hereto and the amount of Warrants determined pursuant to Section 5. The aggregate stated value of the Units to be purchased by the Subscribers on the Closing Date, in the aggregate, shall not exceed $3,000,000.

2. Closing. The consummation of the transactions contemplated herein shall take place at the offices of Viragen, Inc., 865 SW 78th Avenue, Suite 100, Plantation, Florida 33324, upon the satisfaction of all conditions to Closing set forth in the Confidential Term Sheet (“Closing Date”). There may be one or more Closing Dates.

3. Conditions of Closing. The Company acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of the Company contained in this Agreement as of the date of this Agreement, and as of the Closing Date as if made at and as of the Closing Date, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Date:

(a) all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects; and

(b) the Company shall have delivered to the Subscriber’s counsel the following items:

(i) a copy of the certificates representing the Securities purchased by the Subscriber registered in the name of the Subscriber or its nominee;

(ii) a copy of this Agreement duly executed by the Company;

(iii) a copy of a certificate executed by the chief financial officer of the Company, dated the Closing Date, in the form attached hereto as Exhibit A; and

(iv) such other documents relating to the transactions contemplated by this Agreement as Subscriber or its counsel may reasonably request.

4. Method of Payment. The Subscriber shall pay the Purchase Price for the Units by delivering good funds in United States Dollars by way of wire transfer of funds for the benefit of the Company and concurrent with the execution and delivery of this Agreement. Unless other arrangements acceptable to the Company have been made, the aggregate purchase proceeds representing the Purchase Price payable for the Units subscribed for hereunder have been paid by wire transfer (in accordance with the wire instructions on Exhibit B attached hereto), the Company is irrevocably directed to release certificates representing the Preferred Stock and the Warrants purchased hereunder and such other documentation as the Subscriber may reasonably request.

5. Warrants. On the Closing Date, the Company will issue and deliver to the Subscribers 500 Warrants for each share of Preferred Stock purchased. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.10. The Warrants shall be exercisable until five years after the Issue Date of the Warrants.

6. Subscriber’s Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

(a) Organization and Standing of the Subscribers. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) Authorization and Power. Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Units being sold to it hereunder.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by each Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber).

(d) Information on Company. The Subscriber has had access at the EDGAR Website of the Commission to the Company’s

Form 10-K for the year ended June 30, 2006 and all periodic and current reports thereafter filed with the Commission (hereinafter referred to as the “Reports”). In addition, Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors Subscriber deems material in deciding on the advisability of investing in the Securities.

(e) Offshore Transaction. The Subscriber represents that it is not a U.S. Person as defined in Rule 902(k) of Regulation S of the 1933 Act (a “U.S. Person”), that at the time of the acquisition of the Securities it will not be a U.S. Person, that the Subscriber is not, and at the time of the acquisition of the Securities will not be, acquiring the Securities for the account or benefit of a U.S. Person, and that the Subscriber is normally resident at the address provided by the Subscriber on the signature page hereto.

(f) Hedging Transactions. The Subscriber acknowledges and agrees that all offers and sales of the Securities, as applicable, by the Subscriber shall be made only in accordance with the provisions of Regulation S, pursuant to registration of the securities under the 1933 Act, or pursuant to an available exemption from the registration requirements of the 1933 Act. The Subscriber acknowledges and agrees that it cannot engage in hedging transactions with regard to the Securities prior to the expiration of the one-year distribution compliance period specified in paragraph (b)(3) in Rule 903 promulgated under the 1933 Act unless in compliance with the 1933 Act.

(g) Outside United States. The Subscriber is outside the United States; provided, that delivery of the Securities may be effected in the United States through the Subscriber’s agent as long as the Subscriber is outside the United States at the time of such delivery. The Subscriber has no present intention to sell or otherwise transfer the Securities except in accordance with Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act, in each case in accordance with all applicable securities laws.

(h) NASD Affiliations. Subscriber is not registered, and is not required to be registered, as a broker-dealer with the National Association of Securities Dealers, Inc. (“NASD”), nor is Subscriber affiliated or associated with, or a related person to, any NASD member.

(i) Compliance with Securities Act. The Subscriber understands that the Units are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Units (including the underlying securities) as principal for its own account for investment and not with a view to, or for sale in connection with, any distribution of such Units or any part thereof, has no present intention of distributing any of such Units (including the underlying securities) and has no arrangement or understanding with any other persons regarding the distribution of such Units (including the underlying securities). The Subscriber is acquiring the Units (including the underlying securities) hereunder in the ordinary course of its business. The Subscriber does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Units (including the underlying securities). The Subscriber is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j) Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE

SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

(k) Warrants Legend. The Warrants shall bear the following or similar legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) , NOR MAY THIS WARRANT OR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, UNLESS THE WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO SUCH EFFECT.”

(l) Preferred Stock Legend. The Preferred Stock shall bear the following or similar legend:

“THIS PREFERRED STOCK AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THE PREFERRED STOCK HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT

TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THE PREFERRED STOCK MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

(m) Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act or appropriate exemption thereunder. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to a person outside the United States in an off-shore transaction in accordance with Regulation S of the 1933 Act or to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(n) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(o) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

7. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that except as set forth in the Reports and as otherwise qualified in the Transaction Documents (as hereinafter defined):

(a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole. All the Company’s Subsidiaries as of the Closing Date are set forth in the Reports.

(b) Authority; Enforceability. This Agreement, the Preferred Stock, Certificate of Designation, the Warrants and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(c) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, any Principal Market (as defined in Section 10(b) of this Agreement), nor the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Offering and Transaction Documents have been approved by the Company’s Board of Directors.

(d) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 6 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) of a material nature under (A) the certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or to the Company’s knowledge

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv) result in the activation of any piggy-back registration rights of any person or entity holding securities or debt of the Company or having the right to receive securities of the Company.

(e) The Securities. The Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares upon conversion of the Preferred Stock and issuance of the Warrant Shares upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement, will be free trading and unrestricted);

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders, provided Subscriber’s representations herein are true and accurate and Subscribers take no actions or fail to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

(v) will not result in a violation of Section 5 under the 1933 Act.

(f) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and has a class of common shares registered pursuant to Section 12(b) of the 1934 Act. The Company has filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(g) Information Concerning Company. The Reports, as amended, contain all material information relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Since the last day of the fiscal year of the most recent annual audited financial statements included in the Reports (“Latest Financial Date”), and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company’s business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(h) Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(i) Not an Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the American Stock Exchange (“AMEX”) any Principal Market [as defined in Section 10(b)] which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(j) No General Solicitation or Directed Selling Efforts. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) or directed selling efforts (within the meaning of Regulation S under the 1933 Act) in connection with the offer or sale of the Securities.

(k) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

(l) Survival. The foregoing representations and warranties shall survive until three years after the Closing Date.

(m) Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and it has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company’s tax returns have been audited by governmental authorities in a manner to bring such audits to the Company’s attention. The Company does not have any tax liabilities except those incurred in the ordinary course of business since the Latest Financial Date.

(n) Changes, Dividends, Etc. Since the Latest Financial Date, the Company has not: (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business which will not materially and adversely affect the business, properties or prospects of the Company; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so; (iv) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (v) sold, transferred or leased any of its assets except in the ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (vii) entered into any transaction other than in the ordinary course of business; (viii) encountered any labor difficulties or labor union organizing activities; (ix) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this agreement; (x) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; (xi) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any of its directors or employees or increased the scope or nature of any fringe benefits provided for its directors or employees; or (xii) agreed to do any of the foregoing other than pursuant hereto.

(o) Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or, to the knowledge of the Company, threatened against the Company, or its properties or business, and the Company is not aware of any pending investigations or facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

(p) Compliance With Applicable Laws and Other Instruments. The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, nor will such performance, compliance or consummation violate the articles of incorporation or bylaws of the Company. The Company is not in violation of its articles of incorporation or bylaws nor in material violation of, or in material default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect. The Company is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement.

(q) Patents and Other Intangible Rights. The Company (i) owns or has the exclusive right to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted and contemplated to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, (ii) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (iii) owns or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to develop operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens, or claims of others, and (iv) is not using any confidential information or trade secrets of others.

(r) Capital Stock. As of the date hereof, the authorized capital stock of the Company is as set forth on Exhibit D attached hereto. Except as set forth in this Section7(r) and Schedule D, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than this Agreement, under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Neither the offer nor the issuance or sale of the Securities constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any security of the Company is entitled to any pre-emptive or similar rights to purchase any securities of the Company from the Company; provided, however, that nothing in this Section 7(r) shall affect, alter or diminish any right granted to the Subscribers in this Agreement.

(s) Outstanding Debt. The Company does not have any material indebtedness incurred as the result of a direct borrowing of money, including, but not limited to, indebtedness with respect to trade accounts, except as set forth in the audited financial statements included in the Reports. The Company is not in default in the payment of the principal of or interest or premium on any such indebtedness, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such indebtedness which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

(t) Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which are (i) necessary for it to engage in the business currently conducted or contemplated to be conducted by it, or (ii) if not possessed by the Company would have an adverse impact on the Company’s business. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct.

8. Offering Exemption. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder or Rule 903 of Regulation S of the 1933 Act.

9. Concerning the Preferred Stock and Warrants.

(a) Conversion. Upon the conversion of any Preferred Stock, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of Subscribers (or its nominee) or such other persons as designated by Subscribers and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.

(b) The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Preferred Stock and exercise of the Warrants shall be equitably adjusted and as described in this Agreement, the Certificate of Designation and Warrants.

(c) Redemption. The Preferred Stock and Warrants shall not be redeemable or callable except as described in the Certificate of Designation or Warrants.

10. Covenants of the Company. The Company covenants and agrees with the Subscribers use its best efforts in good faith as follows:

(a) Stop Orders. The Company will advise the Subscribers, within four hours after the Company receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b) Listing. The Company shall promptly secure the listing of the Shares and the Warrant Shares upon each national securities exchange, or electronic or automated quotation system upon which they are or become eligible for listing and shall maintain such listing so long as any Preferred Stock or Warrants are outstanding. The Company will use its reasonable best efforts to maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. As of the date of this Agreement, the AMEX is the Principal Market.

(c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers.

(d) Filing Requirements. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act, (B) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D.

(e) Use of Proceeds. The proceeds of the Offering will be employed by the Company for the purposes set forth in the Confidential Term Sheet to which this is annexed as Exhibit C attached hereto.

(f) Reservation. Prior to the Closing Date, the Company undertakes to reserve, pro rata, on behalf of the Subscribers from its authorized but unissued common stock, a number of common shares of common stock necessary to allow each Subscriber to be able to convert all Preferred Stock issuable pursuant to this Agreement and dividends thereon and reserve 100% of the amount of Warrant Shares issuable upon exercise of the Warrants.

(g) Books and Records. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(h) Governmental Authorities. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(i) Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

11. Covenants of the Company and Subscribers Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

(c) The procedures set forth in Section 12.6 shall apply to the indemnification set forth in Sections 11(a) and 11(b).

12. Registration Rights.

12.1. Registration Statement. The Company shall file with the Commission a Form S-3 registration statement (or such other form that it is eligible to use) (the “Registration Statement”) in order to register the Registrable Securities (as hereinafter defined) for resale and distribution under the 1933 Act within forty five (45) calendar days after the final Closing Date (the “Filing Date”), and use its reasonable best efforts to cause such Registration Statement to be declared effective not later than ninety (90) calendar days after the Filing Date (the “Effective Date”). The Company will register not less than a number of shares of common stock in the Registration Statement that is equal to 100% of the Shares issuable upon conversion of all of the Preferred Stock issuable to the Subscribers, and 100% of the Warrant Shares issuable pursuant to the Warrants upon exercise of the Warrants (collectively the “Registrable Securities”). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.

12.2. Registration Procedures. If and whenever the Company is required by the provisions of this Section to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 10, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers (by telecopier or by email ) on or before 6:00 PM EST not later than the second business day after the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Sellers shall reasonably request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed; and

(f) notify the Subscribers of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Shares.

12.3. Provision of Documents. In connection with each registration described in this Section 12, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company’s obligation to register each Subscriber’s Registrable Securities is subject to

12.4. Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and maintained in the manner and within the time periods contemplated by Section 12 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or before the Filing Date, (B) is not declared effective on or before the Effective Date, or (C) the Registration Statement is filed and declared effective but shall thereafter cease to be effective without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement or for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the Actual Effective Date (each such event referred to in clauses (A) through (C) of this Section 12.4 is referred to herein as a “Non-Registration Event”), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to one and one half percent (1.5%) for each thirty (30) days or part thereof of the Purchase Price of the Preferred Stock remaining unconverted and purchase price of Shares issued upon conversion of the Obligation Amount (as defined in the Certificate of Designation) owned of record by such holder which are subject to such Non-Registration Event. The Company must pay the Liquidated Damages in cash. The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. Notwithstanding the foregoing, the Company shall not be liable to a Subscriber under this Section 12.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this Section 12.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

12.5. Expenses. All expenses incurred by the Company in complying with Section 10, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the registration statement under Section 12. The Sellers shall be responsible for Selling Expenses attributable to the sale of their respective Securities.

12.6. Indemnification and Contribution.

(a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 12, the Company will, to the extent permitted by law, indemnify and hold harmless each Subscriber whose securities are included in the Registration Statement (each, a “Seller”), each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 12, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 12.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 12, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 12, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person after a non-appealable judgment or determination for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, damage or liability arises out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 12.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 12.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 12.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

13. Prohibition Against Conversion Right. Notwithstanding anything to the contrary in Section 7(b) of the Certificate of Designation, the Company agrees and acknowledges that it shall not require the Subscriber or any assignee, purchaser or other transferee of Preferred Stock to convert their Preferred Stock into Common Stock in accordance with Section 7(b)(i) of the Certificate of Designation. Any notice of or action to effect conversion of such Preferred Stock pursuant to Section 7(b)(i) of the Certificate of Designation shall be null and void.

14. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Viragen, Inc.,865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324, telecopier: (954) 233-1414, and (ii) if to the Subscriber, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto. The Company may change its address for notices but only to an address and fax number located in the United States.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Florida or in the federal courts located in Broward County, Florida. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 14(d) hereof, each of the Company, Subscriber and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Florida of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(g) As used in the Agreement, “consent of the Subscribers” or similar language means the consent of holders of not less than 70% of the total of the Shares issued and issuable upon conversion of outstanding Preferred Stock owned by Subscribers on the date consent is requested.

(h) No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all the parties to the Transaction Documents.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

VIRAGEN, INC.
a Delaware corporation

By:	/s/ Dennis W. Healey
Name:	Dennis W. Healey
Title:	Executive Vice President/CFO
Dated:	April 11, 2007

SUBSCRIBER	PURCHASE PRICE AND STATED VALUE OF PREFERRED STOCK	WARRANTS
RAB Special Situations (Master) Fund Limited by Jake Leavesley and Fraser McGee	USD$3,000,000 (USD$100 per share)	15,000,000

Authorised signatories for RAB Capital plc for and on behalf of RAB Special Situations (Master) Fund Limited

/s/ Jake Leavesley
(Signature)

/s/ Fraser McGee
(Signature)

RAB Special Situations (Master) Fund Limited c/o RAB Capital plc
1 Adam Street
London, United Kingdom
WC2N 6LE

Fax: +44 20 7389 7057

EXHIBIT A

Officer’s Certificate

TO:	RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED (the “Subscriber”)

This Officer’s Certificate (this “Certificate”) is required to be delivered to the Subscriber at closing in connection with the purchase of the Units of Viragen, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Subscription Agreement, dated as of April 11, 2007 (the “Subscription Agreement”), between the Company and the Subscriber.

Capitalized terms used in this Certificate but not defined shall have the meanings ascribed to such terms in the Subscription Agreement.

A. The Closing Date shall be April 11, 2007 (the “Closing Date”).

B. I, Dennis W. Healey, Chief Financial Officer of the Company, hereby certify, not in my personal capacity but as an officer of the Company, for and on behalf of the Company as follows:

1.	As Chief Financial Officer of the Company, I am fully familiar with the assets, liabilities, business and affairs of the Company and have conducted such inquiries and verified such facts, as I have considered necessary for the purposes of executing this Certificate.

2.	The Company has in all material respects performed or complied with all covenants, agreements and conditions contained in the Subscription Agreement.

3.	The representations and warranties of the Company contained in the Subscription Agreement (except for representations and warranties that speak of a specific date) are true and correct as of the date of this Certificate.

4.	As of the Closing Date (and including the securities issued by the Company in connection with the offering), the Company’s authorized capital (including common stock, preferred stock, options, warrants, convertible debt and other securities) is as set forth on Schedule A attached hereto.

DATED as of this 11th day of April, 2007.

VIRAGEN, INC.

By:
Name:	Dennis W. Healey
Title:	Chief Financial Officer

SCHEDULE A TO OFFICER’S CERTIFICATE

Capitalization of the Company

The following table reflects the Capitalization of the Company as of the Closing Date, after giving effect to the sale of the Series K Preferred Stock and the issuance of related warrants.

Class of Securities	Number of Shares Authorized	Amount Outstanding
Common Stock, $.01 par value	500,000,000	214,660,475
Series A Preferred Stock (convertible into common shares at $23.47 per share)	375,000	2,150 (convertible into 916 common shares)
Series K Preferred Stock (convertible into common shares at $0.10 per share)	30,000	30,000 (convertible into 30,000,000 common shares)
Undesignated Preferred Stock, $1.00 par value	595,000	—
Common Stock Purchase Warrants	—	—
March 31, 2003 Equity Line (W.A.E.P. $0.10)	364,480	364,480
June 2003 Replacements (W.A.E.P. $0.10)	1,007,328	1,007,328
June 27, 2003 Transaction (W.A.E.P. $0.10)	315,305	315,305
April 1, 2004 – June 18, 2004 Purchase Agreements (W.A.E.P. $0.10)	40,234,688	40,234,688
September 15, 2005 Purchase Agreements (W.A.E.P. $0.10)	10,714,276	10,714,276
March 2006 Preferred Stock, Series J Offering (W.A.E.P. $1.25)	—	—
Investor Warrants	4,172,000	4,172,000
Placement Agent Warrants	667,520	667,520
November 2006 Secondary Offering (W.A.E.P. $0.31)	72,004,951	72,004,951
April 2007 Subscription Agreement (W.A.E.P. $0.10)	15,000,000	15,000,000
Consultant Warrants (W.A.E.P. $3.05)	5,000	5,000
Options	4,250,200	1,093,200
Underwriter Purchase Option Shares (fully diluted including shares and warrants)	8,040,000	—
Convertible Debt (convertible into common shares at $0.10 per share)	$1,550,000	$1,550,000

EXHIBIT B

Wire Instructions

Viragen, Inc. – Wire Transfer Information into Sterling Bank:

Viragen, Inc.

865 SW 78th Avenue; Suite 100

Plantation, FL 33324

(954) 233-8746

Bank:	Sterling Bank
Address:	1189 Hypoluxo Road
Lantana, FL 33462
Account Name:	Viragen, Inc. (Money Market Account.)
Routing #:	*********
Account #:	***-*******

EXHIBIT C

Confidential Term Sheet

VIRAGEN, INC.

CONFIDENTIAL TERM SHEET

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements contained in this Confidential Term Sheet and its Exhibits that are not based on historical fact are “forward-looking statements.” Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate,” “continue” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on information currently available to us, and there are a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Investors should not attribute certainty to any forward-looking statements. Except as otherwise may required by applicable law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this Confidential Term Sheet.

When used herein, the terms “Company,” “VRA,” “we,” “our” and “us” refers to Viragen, Inc., a Delaware corporation. The information which appears on our Web site is not part of this Memorandum.

TERMS OF THE OFFERING

Company:	Viragen, Inc. (AMEX: VRA)

Viragen, Inc. is a Delaware corporation organized in 1980. We are a biopharmaceutical company focused on the research, development, manufacture and commercialization of innovative technologies and products used to treat infectious diseases and cancers in humans. We are pioneering the science of avian transgenics whereby we intend to produce high quality proteins and antibodies in the egg whites of transgenic chickens. Through collaborations with recognized experts, companies and institutions worldwide we are developing leading-edge science to combat hepatitis, melanoma, ovarian cancer, breast cancer and other cancers.

We are an international company, with our development and manufacturing operations in Umeå, Sweden, our research and development activities in Edinburgh, Scotland, and our headquarters in Plantation, Florida.

Our product and technology portfolio includes:

•     Multiferon®, leukocyte-derived multi-subtype interferon alpha, used in the treatment of a number of viral diseases and cancer indications;

•     Avian Transgenics, whereby we intend to develop and use transgenic chickens to produce therapeutic proteins and antibodies for human use in the whites of eggs;

•     VG101, an antibody to the GD3 antigen, which is over-expressed on malignant melanoma tumors, thereby preventing the body’s natural immune system from stopping cancer cell growth and proliferation; and

•     VG 102, an antibody to the CD55 antigen, which is over-expressed on nearly all solid cancerous tumors and which prevents the body’s natural immune system from killing cancer cells.

We operate through:

•     Viragen, Inc. – parent company;

•     ViraGenics, Inc. – 100% owned by Viragen, Inc.;

•     Viragen International, Inc. – 77% majority owned by Viragen, Inc.

•     Viragen (Scotland) Ltd. – 100% owned by Viragen International, Inc.; and

•     ViraNative AB – 100% owned by Viragen International, Inc.

Securities Offered:	The Company is offering up to a maximum of $3,000,000 worth of securities. The Company will offer up to a maximum of 30,000 Units. Each Unit shall consist of one share of Series K 18% Cumulative Convertible Preferred Stock and Common Stock Purchase Warrants enabling the purchaser to purchase 500 shares of Common Stock at an exercise price of $0.10 per share (subject to customary adjustments in the event of stock splits, dividends, recapitalizations and similar corporate events) expiring five years from date of issuance.

Price Per Unit:	$100.00

Maximum Offering:	30,000 Units of Series K Preferred Stock ($3,000,000)

Description of Shares:	The stated value of the Series K Preferred Stock will be $100.00 per share. The par value is $1.00.

Dividend:	The holder of the Series K Preferred Stock shall be entitled to receive a cumulative dividend of 18% per annum when, as and if, declared by the Board of Directors of the Company. The dividend shall be payable on the earlier of (i) quarterly in arrears commencing July 11, 2007 and quarterly thereafter in cash or (ii) upon redemption.

Conversion:	Conversion is at the Holder’s Option. The Holders shall have the right to convert their Series K Preferred Stock, and at their election, accrued and unpaid dividends, at a conversion price of $0.10, subject to customary adjustments in the event of stock splits, dividends, recapitalizations and similar corporate events,, into common shares of the Company.

Voting Rights:	The Series K Preferred Stock does not include voting rights except as required under Delaware law and described in the Certificate of Designations, Rights and Preferences.

Redemption:	The Holder has the option at such time as the Company completes a subsequent financing of debt or equity, or a combination of the two, in one or more tranches, for gross proceeds of $6,000,000 or more, to have the Company redeem all or a portion of their Series K Preferred Stock and any accrued and unpaid dividends, rounded up to the quarter-end of the quarter of redemption, plus an amount equal to two additional quarters’ dividends. In addition, the Company has the right to redeem the Series K Preferred Stock in the event the Volume Weighted Average Price (“VWAP”) of its common shares equals or exceeds $0.25 or higher for a period of 15 consecutive trading days provided notice is given within 10 days of the event. In the event that the Company serves notice on the Holder that it wishes to redeem the notes then the Holder shall have the right to serve a counter-notice enabling them to convert their Series K Preferred Stock.

Any conversion of the Series K Preferred Stock will be capped so that the Holder shall not hold more than 9.9% of the shares in issue.

The Company shall have the right to redeem all or a portion of the Series K Preferred Stock and any accrued and unpaid dividends, rounded up to the quarter-end of the quarter of redemption, plus an amount equal to two additional quarters’ dividends, at any time after the third anniversary of initial issuance the Series K Preferred Stock on not less than 14 days notice. In the event that the Company serves notice on the Holder that it wishes to redeem the notes then the Holder shall have the right to serve a counter-notice enabling them to convert their Series K Preferred Stock.

All Series K Preferred Stock will be immediately redeemable on an insolvency event, e.g. the Company filing for bankruptcy.

The Company agrees that for so long as the Series K Preferred Stock is outstanding, it will not consummate a financing of its Common Stock, in one or more tranches, at a price of less than $0.10 per share (or a debt financing, convertible into Common Stock at a conversion ratio of less than $0.10 per share), for gross proceeds of less than $6,000,000, without the prior written consent of Holder, which consent will not be unreasonably withheld.

Description of

Warrants:	For each Series K Preferred Stock purchased, an investor will receive Warrants to purchase 500 shares of Common Stock.

Exercise Price:	$0.10 per share.

Term:	Five years from date of issuance.

Additional Terms:	The Warrants include a cashless exercise provision. No redemption is provided to either the Company or the investor.

Registration Rights:	The Company will file, at its sole expense, a registration statement for the benefit of the holders of the Series K Preferred Stock and Warrants, to permit the public resale of the common shares underlying the Series K Preferred Stock and Warrants, within 45 days of the date of completion of this financing, and cause the registration statement to be declared effective within 90 days of the filing date of the registration statement. The

Company will pay to the Investors liquidated damages in cash equal to 1.5% of the stated value of the Series K Preferred Stock, per month (pro-rated for partial calendar months), for any failure to timely file or obtain an effective registration statement.

Use of Proceeds:	Working capital

AMEX Symbols:	“VRA,” “VRA.U,” “VRA.WS”

Subscription Documents:	The investment may only be made pursuant to a Subscription Agreement that contains, among other matters, certain representations and warranties by Viragen and each investor. A copy of the Subscription Agreement is included as Exhibit A to this Memorandum.

Investor Qualifications:	Subscriptions for the Units will only be accepted from Accredited Investors as that term is defined in Rule 501(a) of Regulation.

Restricted Transferability:	The securities offered hereby have not been registered under the Securities Act, or registered or qualified under applicable state securities laws, and are being offered in reliance upon the exemption from registration specified in Rule 506 of Regulation D, promulgated under the Securities Act and/or Section 4(2) of the Securities Act. Therefore, the transferability of the securities and the underlying shares of common stock will be restricted.

Risk Factors:	The securities offered hereby are illiquid, highly speculative and involve a high degree of risk and, therefore, should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth hereunder, as well as the other information contained herein, before subscribing for any of the Shares.

EXHIBIT D

Capitalization of the Company

The following table reflects the Capitalization of the Company as of the Closing Date, after giving effect to the sale of the Series K Preferred Stock and the issuance of related warrants.

Class of Securities	Number of Shares Authorized	Amount Outstanding
Common Stock, $.01 par value	500,000,000	214,660,475
Series A Preferred Stock (convertible into common shares at $23.47 per share)	375,000	2,150 (convertible into 916 common shares)
Series K Preferred Stock (convertible into common shares at $0.10 per share)	30,000	30,000 (convertible into 30,000,000 common shares)
Undesignated Preferred Stock, $1.00 par value	595,000	—
Common Stock Purchase Warrants	—	—
March 31, 2003 Equity Line (W.A.E.P. $0.10)	364,480	364,480
June 2003 Replacements (W.A.E.P. $0.10)	1,007,328	1,007,328
June 27, 2003 Transaction (W.A.E.P. $0.10)	315,305	315,305
April 1, 2004 – June 18, 2004 Purchase Agreements (W.A.E.P. $0.10)	40,234,688	40,234,688
September 15, 2005 Purchase Agreements (W.A.E.P. $0.10)	10,714,276	10,714,276
March 2006 Preferred Stock, Series J Offering (W.A.E.P. $1.25)	—	—
Investor Warrants	4,172,000	4,172,000
Placement Agent Warrants	667,520	667,520
November 2006 Secondary Offering (W.A.E.P. $0.31)	72,004,951	72,004,951
April 2007 Subscription Agreement (W.A.E.P. $0.10)	15,000,000	15,000,000
Consultant Warrants (W.A.E.P. $3.05)	5,000	5,000
Options	4,250,200	1,093,200
Underwriter Purchase Option Shares (fully diluted including shares and warrants)	8,040,000	—
Convertible Debt (convertible into common shares at $0.10 per share)	$1,550,000	$1,550,000